NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                              UNITED CAPITAL CORP.


                  As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to tender shares (the "Shares") pursuant to the Offer (as defined below) if certificates for shares of Common Stock, $0.10 par value per share (the "Common Stock") of the Company, are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all documents required by the Letter of Transmittal to reach the Depositary by the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand or transmitted by telegraph, telex, facsimile transmission or letter to the Depositary. See Section 2 of the Offer to Purchase.

To: Continental Stock Transfer & Trust Company


By Hand:                     By Overnight Courier:     By Mail:
2 Broadway                   2 Broadway                2 Broadway
New York, NY 10004           New York, NY 10004        New York, NY 10004
Attn: William Seegraber      Attn: William Seegraber   Attn: William Seegraber

By Facsimile: (212) 509-5152

Confirm Receipt of Information by telephone: (212) 509-4000


                  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

                  The undersigned hereby tenders to United Capital Corp., a Delaware corporation, at the price per Share indicated below, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 12, 1999, (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.

Name(s) of Record
Holder(s):___________________________________________________
                                              (Please type or print)

Address:          _____________________________________________________

                  _____________________________________________________

Area Code and Tel. No.:____________________

                                                     SIGN HERE

Signature(s):_________________________________________________

Account
Number:_______________________________________________________

Number of
Shares:_______________________________________________________

Certificate Nos. (if
available):___________________________________________________


If Shares will be tendered by book-entry transfer, check one box:
    [_] The Depository Trust Company

         NOTE: SIGNATURES MUST BE PROVIDED BELOW PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED.

CHECK ONLY ONE BOX

IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.


           [_] $15.00      [_] $16.125               [_] $17.125
           [_] $15.125     [_] $16.25                [_] $17.25
           [_] $15.25      [_] $16.375               [_] $17.375
           [_] $15.375     [_] $16.50                [_] $17.50
           [_] $15.50      [_] $16.625
           [_] $15.625     [_] $16.75
           [_] $15.75      [_] $16.875
           [_] $15.875     [_] $17.00
           [_] $16.00


[_] CONDITIONAL TENDER UNLESS THIS BOX HAS BEEN COMPLETED AND A MINIMUM SPECIFIED THE TENDER WILL BE DEEMED UNCONDITIONAL (SEE SECTIONS 1 AND 2 OF THE OFFER TO PURCHASE).

Minimum number of shares that must be purchased if any are purchased:

Shares    _______________

ODD LOTS  _______________

To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially an aggregate of fewer than 100 Shares on the date of tender.

The undersigned either (check one box):

[_] is the beneficial owner of an aggregate of fewer than 100 Shares on the date of tender, all of which are being tendered, or

[_] is a broker,  dealer,  commercial  bank, trust company or other nominee that
(i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner that such beneficial owner owns, on the date of tender, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

                  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above-named person(s) has a "net long position" in the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) the delivery to the Depositary, at one of its addresses set forth above, of the certificate(s) representing the Shares tendered hereby, in proper form for transfer, or to deliver to the Depositary such Shares pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or manually- signed facsimile thereof) and any other required documents, all within three (3) New York Stock Exchange trading days after the date hereof.


_____________________               _______________________________________
Name of Firm                        Authorized Signature

_____________________
Title

_____________________
Street Address

_____________________               _______________
City, State                         Zip Code

_______________________________
Name (Please type or print)

_________________________________________
Area Code and Tel. No.


Date _________________, 1999

                  DO NOT SEND STOCK CERTIFICATES WITH THIS FORM

                  The Institution which completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Institution.